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                           APPALACHIAN POWER COMPANY

                                SOLICITED FEES*

Pursuant to the terms of the Offer to Purchase and Proxy Statement dated January 30, 1997, Appalachian Power Company will pay to designated brokers and dealers a solicitation fee of $.50 per Share for any retail or registered Shares that are not tendered pursuant to the Offer but which are voted in favor of the Proposed Amendment. No such fee shall be payable to a broker or dealer with respect to the vote of Shares by a holder unless the Proxy accompanying the vote designates such broker or dealer. However, soliciting brokers and dealers will not be entitled to a solicitation fee for Shares beneficially owned by such broker or dealer.

The abovesigned represents that the Soliciting Dealer (as defined in the Offer to Purchase and Proxy Statement) who solicited and obtained this vote in favor of the proposed amendment is:

Name of Firm: __________________________________________________________________
                                        Please Print

Name of Individual Broker of Financial Consultant: _____________________________

Telephone Number of Broker or Financial Consultant: ____________________________

Identification Number (if known): ______________________________________________

Address: _______________________________________________________________________
                                  Include Zip Code

The acceptance of compensation by such broker or dealer will constitute a representation by it that: (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase and Proxy Statement; (c) in soliciting votes of shares it has used no solicitation materials other than those furnished by American Electric Power Company; and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair
Practice in making solicitations.
The payment of compensation to any broker or dealer is dependent on such broker or dealer returning a Notice of Solicited Tenders to First Chicago Trust
Company of New York, the Depositary.

*SOLICITED FEES APPLY TO THE 4 1/2% SERIES ONLY. THEY DO NOT APPLY TO THE 5.90%, 5.92%, 6.85% OR THE 7.80% SERIES.

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                                                                   SEE REVERSE
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    PLEASE MARK YOUR                                                       0000
/X/ VOTES AS IN THIS
    EXAMPLE.

                        APPALACHIAN POWER COMPANY PROXY

     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
                        TO BE HELD ON FEBRUARY 28, 1997

The proxy contained herein, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR Item 1. An abstention is the equivalent of a vote AGAINST the proposed amendment.

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Indicate your vote by an (X). The Board of Directors recommends voting FOR
Item 1.
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ITEM 1. TO REMOVE FROM THE AMENDED ARTICLES OF
INCORPORATION ARTICLE V, CLAUSE 7(B)(b) IN ITS          FOR   AGAINST   ABSTAIN
ENTIRETY, WHICH LIMITS APCO'S ABILITY TO ISSUE          / /     / /       / /
INDEBTEDNESS.
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The undersigned hereby appoints Armando A. Pena, John F. Di Lorenzo, and Bette
Jo Rozsa, or any of them, as proxies for the undersigned, with power of substitution, and hereby authorizes them to represent and to vote as designated above, and in their discretion with respect to any other business properly brought before the Special Meeting, all the Shares of cumulative preferred stock of Appalachian Power Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on February 28, 1997, or any adjournment(s) or postponement(s) thereof.

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Please check box if you plan to attend this Special Meeting.

Beneficial holders must obtain a legal proxy form from their       / /
Broker or Bank Nominee.
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ALL HOLDERS OF RECORD SHOULD VOTE THIS PROXY, EVEN IF YOU ARE NOT TENDERING
YOUR SHARES. IF YOU ARE VOTING, BUT NOT TENDERING SHARES, DO NOT SEND CERTIFICATES WITH THIS PROXY AND YOU MAY IGNORE THE SEPARATE LETTER OF TRANSMITTAL.

AMERICAN ELECTRIC POWER COMPANY, INC. ("AEP") WILL NOT BE REQUIRED TO ACCEPT FOR PAYMENT OR PAY FOR ANY SHARES TENDERED IF THE PROPOSED AMENDMENT IS NOT APPROVED AND ADOPTED AT THE SPECIAL MEETING. PREFERRED SHAREHOLDERS OF RECORD HAVE THE RIGHT TO VOTE FOR OR AGAINST THE PROPOSED AMENDMENT, REGARDLESS OF WHETHER THEY TENDER THEIR SHARES, BY CASTING THEIR VOTE AND SIGNING THIS PROXY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED BY APCO'S SHAREHOLDERS, APCO WILL MAKE A SPECIAL CASH PAYMENT TO EACH PREFERRED SHAREHOLDER WHO VOTED IN FAVOR OF THE PROPOSED AMENDMENT, PROVIDED THAT THEIR SHARES ARE NOT TENDERED PURSUANT TO THE OFFER.

REMEMBER THAT THE PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                         , 1997
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                                                                         , 1997
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     SIGNATURE(S)                                          DATE

Daytime Area Code and Telephone Number
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If the address on this proxy is incorrect, please provide the correct address here:

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